EXHIBIT 9

                       [ON LETTERHEAD OF FOLEY & LARDNER]


                                  March 4, 1998

   VIA FACSIMILE

   David M. Vander Haar, Esq.
   Faegre & Benson
   2200 Norwest Center
   Minneapolis, MN 55402-3901

   Dear Mr. Vander Haar:

        Your offer to somehow nullify the ESOP's ability to vote the 28,500 shares settling on March 3rd is an unacceptable remedy to this problem.

                                      Sincerely,

                                      /s/ Phillip M. Goldberg

                                      Phillip M. Goldberg

   PMG/acb

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